Exhibit 99.1
NEWS RELEASE

CONTACT:

Bob Lougee
800-611-8488
Bob.Lougee@spok.com

Spok Reports First Quarter Operating Results

Software Revenue and Bookings Increase;
Wireless Trends Continue to Improve;
Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (April 29, 2015) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in critical communications, today announced operating results for the first quarter ended March 31, 2015. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on June 25, 2015 to stockholders of record on May 22, 2015.
Software revenue increased 10.7 percent to $17.4 million in the first quarter from $15.8 million in the year-earlier quarter, while wireless revenue was $30.7 million versus $34.3 million in the first quarter of 2014. Consolidated revenue for the first quarter was $48.1 million, compared to $50.1 million in the first quarter of 2014.
First quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $10.0 million, or 20.8 percent of revenue, compared to $12.1 million, or 24.2 percent of revenue, in the year-earlier quarter, and $8.7 million, or 16.9 percent of revenue, in the fourth quarter of 2014.
Net income for the first quarter was $3.9 million, or $0.18 per fully diluted share, compared to $4.9 million, or $0.22 per fully diluted share, in the first quarter of 2014.
Other key results and highlights for the first quarter included:

•
Software bookings increased to $17.7 million from $16.9 million in the year-earlier quarter. First quarter bookings included $8.8 million of operations bookings and $8.9 million of maintenance renewals.

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•	Software backlog totaled $40.6 million at March 31, 2015, compared to $41.4 million a year earlier.

•
Of the $17.4 million in software revenue for the first quarter, $9.4 million was operations revenue and $8.0 million was maintenance revenue, compared to $8.4 million and $7.4 million, respectively, of the $15.8 million in software revenue for the first quarter of 2014.

•	The renewal rate for software maintenance in the first quarter was 99.7 percent.

•
The quarterly rate of paging unit erosion improved to 2.1 percent in the first quarter, compared to 3.5 percent in the year-earlier quarter, while the annual rate of unit erosion improved to 7.3 percent from 10.3 percent in the year-earlier quarter, and was the Company’s lowest rate of net unit loss in more than a decade. Net paging unit losses total 26,000 versus 49,000 in the first quarter of 2014. Paging units in service at March 31, 2015 totaled 1,230,000, compared to 1,327,000 a year earlier.

•
The quarterly rate of wireless revenue erosion improved to 3.1 percent in the first quarter from 4.1 percent in the year-earlier quarter, while the annual rate of wireless revenue erosion improved to 10.7 percent versus 11.4 percent in the first quarter of 2014.

•	Total paging ARPU (average revenue per unit) was $7.91, compared to $8.11 in the year-earlier quarter and $7.92 in the fourth quarter of 2014.

•	Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $38.1 million in the first quarter, compared to $38.0 million in the year-earlier quarter.

•	Capital expenses were $1.0 million, compared to $2.6 million in the year-earlier quarter.

•	Capital returned to stockholders in the form of dividends and share repurchases in the first quarter totaled $3.3 million and $0.5 million, respectively.

•	The Company’s cash balance at March 31, 2015 was $105.6 million.

•	The number of full-time equivalent employees at March 31, 2015 totaled 604, compared to 587 at year-end 2014.
Vincent D. Kelly, president and chief executive officer, said: “Our continued focus is to invest in and build our company for long-term consolidated growth. We are doing that by growing our software revenue while managing our declining paging revenue. We are not yet at the point where our software

Spok.com

revenue growth exceeds our paging revenue decline on an annual basis. However, we are on plan and believe we started the year on a very positive note. We met or exceeded our expectations on most key operating metrics for the quarter, including revenue, cash flow, software bookings and subscriber churn. Software revenue and bookings increased from the year-earlier quarter and our backlog and pipeline remained strong. In addition, wireless trends continued to improve as our annual paging unit churn reached its best level in many years. Overall, we continued to operate profitably, enhance our product offerings, expand our global market reach, and generate sufficient cash flow to again return capital to stockholders in the form of cash dividends and share repurchases.”
Commenting on software results, Kelly said: “Software revenue totaled $17.4 million for the first quarter, a record high for the first quarter of our fiscal year, and third highest quarterly software revenue result in the Company’s history.” He attributed the increase in part to larger contract values of software projects during the quarter, as well as an overall increase in software licenses, hardware and professional services to Spok’s expanding worldwide customer base. “In addition,” Kelly noted, “both operations and maintenance revenue rose from the first quarter of 2014, with the higher maintenance revenue reflecting our continued success in achieving maintenance renewals rates in excess of 99 percent.”
Kelly said first quarter bookings of $17.7 million included $8.8 million of operations bookings, close to a record high for the first quarter, while the software backlog of $40.6 million at March 31st also remained near a record high. “Bookings included sales to both new and current customers, with existing customers adding products and applications to expand their portfolio of communications solutions. Customer demand remained strongest for upgrades to call center solutions, healthcare applications to increase patient safety, and improved nursing workflows.” Kelly added: “We also experienced growing demand for such software solutions as critical smartphone communications, secure texting, emergency management, and clinical alerting. Our public safety sector also grew substantially during the quarter with bookings up 50 percent from the first quarter of 2014.”
Kelly said the Company continued to expand software sales outside the United States during the quarter. “While overall demand remained strongest in North America, we continued to grow our customer base in Europe, the Middle East and the Asia-Pacific region where our healthcare solutions -

Spok.com

including clinical alerting, mobility strategies, and call center efficiencies -- continued to attract significant interest. At the same time, we continued to build a solid pipeline of new business leads throughout targeted markets worldwide.”
The Company also recorded solid results for its wireless products and services in the first quarter. “Gross pager placements totaled 29,000 versus 39,000 in the year-earlier quarter, while gross disconnects of 55,000 improved from 88,000 a year ago,” Kelly said. “As a result, annual net pager losses for the quarter improved to an all-time low of 7.3 percent. Overall, wireless sales efforts continued to focus primarily on our core market segments of Healthcare, Government and Large Enterprise. Healthcare continued to be our best performing market segment with the highest rate of gross placements and lowest rate of unit disconnects, and comprised 77.9 percent of our direct units-in-service and 73.1 percent of direct paging revenue at March 31st.”
Kelly added that Spok again returned capital to stockholders during the first quarter, distributing cash dividends totaling $3.3 million and repurchasing 27,467 shares of common stock for $465,504, or $16.95 per share, under its stock buy-back program.
Shawn E. Endsley, chief financial officer, said: “Strong revenue from both software and wireless, coupled with focused expense management, resulted in solid operating cash flow and operating margins for the quarter even as we continued to invest in opportunities for long-term growth. Our balance sheet also remained strong with no debt and a cash balance of $105.6 million at March 31st.”
Endsley said the Company is maintaining its previously provided financial guidance for 2015, which projects total revenue to range from $183 million to $201 million, operating expenses (excluding depreciation, amortization and accretion) to range from $145 million to $154 million, and capital expenses to range from $5.5 million to $7.5 million.
* * * * * * * * *
Spok plans to host a conference call for investors on its first quarter operating results at 10:00 a.m. Eastern Time on Thursday, April 30, 2015. Dial-in numbers for the call are 719-325-2144 or 888-438-5524. The pass code for the call is 8073220. A replay of the call will be available from 1:00

Spok.com

p.m. ET on April 30 until 1:00 p.m. on Thursday, May 14. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 8073220.
* * * * * * * * *
About Spok
Spok Holdings, Inc., headquartered in Springfield, Va., is proud to be a leader in critical communications for healthcare, government, public safety, and other industries. We deliver smart, reliable solutions to help protect the health, well-being, and safety of people around the globe. Organizations worldwide rely on Spok for workflow improvement, secure texting, paging services, contact center optimization, and public safety response. When communications matter, Spok delivers. Visit us at spok.com or find us on Twitter @Spoktweets.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Revenue:
Wireless	$30,690	$31,678	$32,855	$33,518	$34,351	$35,831	$37,067	$37,771
Software	17,448	19,591	16,936	15,576	15,768	18,854	12,602	14,497
Total revenue	48,138	51,269	49,791	49,094	50,119	54,685	49,669	52,268
Operating expenses:
Cost of revenue	8,813	10,571	8,000	7,180	6,805	7,500	6,787	6,961
Service, rental and maintenance	11,256	11,285	10,988	11,420	11,792	11,442	11,820	12,018
Selling and marketing	7,048	7,915	7,072	7,780	7,246	7,297	6,388	6,538
General and administrative	11,001	11,905	10,866	10,990	12,135	11,470	11,282	11,022
Severance and restructuring	—	926	545	4	20	981	—	2
Depreciation, amortization and accretion	3,747	4,049	4,247	4,352	4,029	3,680	3,858	3,822
Total operating expenses	41,865	46,651	41,718	41,726	42,027	42,370	40,135	40,363
% of total revenue	87.0%	91.0%	83.8%	85.0%	83.9%	77.5%	80.8%	77.2%
Operating income	6,273	4,618	8,073	7,368	8,092	12,315	9,534	11,905
% of total revenue	13.0%	9.0%	16.2%	15.0%	16.1%	22.5%	19.2%	22.8%
Interest expense, net	(1)	(262)	(63)	(64)	(67)	(64)	(68)	(64)
Other (expense) income, net	60	(188)	(2)	(194)	16	15	84	(75)
Income before income tax expense	6,332	4,168	8,008	7,110	8,041	12,266	9,550	11,766
Income tax expense	(2,415)	2,744	(3,356)	(2,819)	(3,151)	(4,251)	(3,788)	(4,938)
Net income	$3,917	$6,912	$4,652	$4,291	$4,890	$8,015	$5,762	$6,828
Basic net income per common share	$0.18	$0.32	$0.21	$0.20	$0.23	$0.37	$0.27	$0.32
Diluted net income per common share	$0.18	$0.31	$0.21	$0.19	$0.22	$0.36	$0.26	$0.31
Basic weighted average common shares outstanding	21,898,792	21,554,746	21,651,347	21,642,163	21,638,198	21,633,706	21,629,289	21,644,281
Diluted weighted average common shares outstanding	22,053,015	22,101,600	22,135,554	22,099,791	22,037,796	21,969,756	21,919,238	21,827,149
Reconciliation of operating income to EBITDA (b):
Operating income	$6,273	$4,618	$8,073	$7,368	$8,092	$12,315	$9,534	$11,905
Add back: depreciation, amortization and accretion	3,747	4,049	4,247	4,352	4,029	3,680	3,858	3,822
EBITDA	$10,020	$8,667	$12,320	$11,720	$12,121	$15,995	$13,392	$15,727
% of total revenue	20.8%	16.9%	24.7%	23.9%	24.2%	29.2%	27.0%	30.1%
Key statistics:
Units in service	1,230	1,256	1,274	1,299	1,327	1,376	1,408	1,445
Average revenue per unit (ARPU)	$7.91	$7.92	$7.97	$7.98	$8.11	$8.15	$8.22	$8.22
Bookings	$17,740	$22,272	$20,362	$18,959	$16,921	$16,271	$17,302	$15,626
Backlog	$40,551	$42,391	$42,117	$40,182	$41,396	$40,211	$43,831	$39,576

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	3/31/2015	12/31/2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$105,637	$107,869
Accounts receivable, net	23,374	24,969
Prepaid expenses and other	5,855	7,250
Inventory	3,222	2,673
Deferred income tax assets, net	1,979	2,194
Total current assets	140,067	144,955
Property and equipment, net	16,265	17,395
Goodwill	133,031	133,031
Other intangible assets, net	18,323	19,698
Deferred income tax assets, net	20,167	21,949
Other assets	1,618	862
Total assets	$329,471	$337,890
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$9,653	$11,688
Accrued compensation and benefits	9,732	14,041
Deferred revenue	24,612	24,034
Total current liabilities	43,997	49,763
Deferred revenue	888	937
Other long-term liabilities	8,334	8,131
Total liabilities	53,219	58,831
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	122,704	126,678
Retained earnings	153,546	152,379
Total stockholders' equity	276,252	279,059
Total liabilities and stockholders' equity	$329,471	$337,890

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2015	3/31/2014
Cash flows from operating activities:
Net income	$3,917	$4,890
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	3,747	4,029
Amortization of deferred financing costs	—	65
Deferred income tax expense	1,997	2,594
Amortization of stock based compensation	443	1,086
Provisions for doubtful accounts, service credits and other	327	340
Adjustments of non-cash transaction taxes	(49)	(115)
(Gain) Loss on disposals of property and equipment	(18)	(2)
Changes in assets and liabilities:
Accounts receivable	1,268	(2,586)
Prepaid expenses and other assets	54	807
Accounts payable, accrued liabilities and accrued compensation and benefits	(9,616)	(3,675)
Customer deposits and deferred revenue	530	378
Net cash provided by operating activities	2,600	7,811
Cash flows from investing activities:
Purchases of property and equipment	(1,040)	(2,643)
Proceeds from disposals of property and equipment	30	58
Net cash used in investing activities	(1,010)	(2,585)
Cash flows from financing activities:
Cash dividends to stockholders	(3,356)	(2,707)
Net cash used in financing activities	(3,822)	(2,707)
Net increase in cash and cash equivalents	(2,232)	2,519
Cash and cash equivalents, beginning of period	107,869	89,075
Cash and cash equivalents, end of period	$105,637	$91,594
Supplemental disclosure:
Interest paid	$1	$2
Income taxes paid	$337	$161

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Revenue
Paging	$29,491	$30,071	$30,776	$31,458	$32,896	$34,015	$35,141	$36,064
Non-paging	1,199	1,607	2,079	2,060	1,455	1,816	1,926	1,707
Wireless	30,690	31,678	32,855	33,518	34,351	35,831	37,067	37,771
Subscription	398	365	458	377	283	248	220	178
License	2,595	3,474	2,374	2,497	2,929	4,138	2,000	2,458
Services	5,018	5,579	4,305	3,558	3,930	5,493	2,080	3,327
Equipment	1,374	2,145	1,930	1,614	1,250	1,875	1,251	1,589
Operations revenue	9,385	11,563	9,067	8,046	8,392	11,754	5,551	7,552
Maintenance revenue	8,063	8,028	7,869	7,530	7,376	7,100	7,051	6,945
Software	17,448	19,591	16,936	15,576	15,768	18,854	12,602	14,497
Total revenue	$48,138	$51,269	$49,791	$49,094	$50,119	$54,685	$49,669	$52,268

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Cost of revenue
Payroll and related	$4,157	$4,222	$3,743	$3,827	$3,959	$3,609	$3,744	$3,743
Cost of sales	3,620	5,225	3,098	2,232	1,917	2,726	1,992	2,133
Stock based compensation	34	81	108	81	81	74	64	49
Other	1,002	1,043	1,051	1,040	848	1,091	987	1,036
Total cost of revenue	8,813	10,571	8,000	7,180	6,805	7,500	6,787	6,961
Service, rental and maintenance
Site rent	3,766	3,834	3,914	3,981	4,015	3,972	4,142	4,237
Telecommunications	1,343	1,487	1,548	1,669	1,736	1,751	1,832	1,885
Payroll and related	4,652	4,533	4,106	4,434	4,594	4,296	4,577	4,589
Stock based compensation	29	30	56	(17)	39	32	59	20
Repairs and maintenance	528	467	489	436	508	482	484	480
Other	938	934	875	917	900	909	726	807
Total service, rental and maintenance	11,256	11,285	10,988	11,420	11,792	11,442	11,820	12,018
Selling and marketing
Payroll and related	3,916	3,945	3,859	4,099	4,098	3,717	3,917	3,919
Commissions	1,836	2,481	1,949	2,087	1,952	2,162	1,310	1,519
Stock based compensation	51	131	151	131	131	(24)	122	119
Other	1,245	1,358	1,113	1,463	1,065	1,442	1,039	981
Total selling and marketing	7,048	7,915	7,072	7,780	7,246	7,297	6,388	6,538
General and administrative
Payroll and related	4,879	4,737	4,217	4,440	4,796	4,802	4,696	5,074
Stock based compensation	329	780	791	429	835	763	701	440
Bad debt	160	127	136	134	86	262	274	265
Facility rent	941	830	863	899	922	719	883	839
Telecommunications	333	381	427	399	395	420	388	343
Outside services	1,786	1,786	1,698	1,719	1,762	1,811	1,927	1,606
Taxes, licenses and permits	1,125	1,283	1,225	1,383	1,064	1,358	1,106	1,166
Repairs & maintenance	406	506	510	421	374	314	333	278
Financial Services	362	346	336	379	363	357	350	349
Other	680	1,129	663	787	1,538	664	624	662
Total general and administrative	11,001	11,905	10,866	10,990	12,135	11,470	11,282	11,022
Severance and restructuring	—	926	545	4	20	981	—	2
Depreciation, amortization and accretion	3,747	4,049	4,247	4,352	4,029	3,680	3,858	3,822
Operating expenses	$41,865	$46,651	$41,718	$41,726	$42,027	$42,370	$40,135	$40,363
Capital expenditures	$1,040	$1,352	$1,291	$2,393	$2,643	$2,636	$2,504	$2,927

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Paging units in service
Beginning units in service
Direct one-way	1,140	1,157	1,179	1,200	1,246	1,275	1,307	1,324
Direct two-way	64	63	64	69	69	70	73	73
Total direct	1,204	1,220	1,243	1,269	1,315	1,345	1,380	1,397
Indirect one-way	26	28	29	30	34	35	36	38
Indirect two-way	26	26	27	28	27	28	29	45
Total indirect	52	54	56	58	61	63	65	83
Total beginning units in service	1,256	1,274	1,299	1,327	1,376	1,408	1,445	1,480
Gross placements
Direct one-way	25	31	40	48	34	32	40	49
Direct two-way	3	3	4	2	4	3	3	5
Total direct	28	34	44	50	38	35	43	54
Indirect one-way	1	1	1	1	—	1	1	1
Indirect two-way	—	—	—	—	1	—	—	—
Total indirect	1	1	1	1	1	1	1	1
Total gross placements	29	35	45	51	39	36	44	55
Gross disconnects
Direct one-way	(49)	(47)	(62)	(69)	(80)	(61)	(72)	(66)
Direct two-way	(3)	(3)	(5)	(7)	(4)	(4)	(6)	(5)
Total direct	(52)	(50)	(67)	(76)	(84)	(65)	(78)	(71)
Indirect one-way	(2)	(2)	(2)	(2)	(4)	(2)	(2)	(3)
Indirect two-way	(1)	(1)	(1)	(1)	—	(1)	(1)	(16)
Total indirect	(3)	(3)	(3)	(3)	(4)	(3)	(3)	(19)
Total gross disconnects	(55)	(53)	(70)	(79)	(88)	(68)	(81)	(90)
Net loss
Direct one-way	(24)	(16)	(22)	(21)	(46)	(29)	(32)	(17)
Direct two-way	—	—	(1)	(5)	—	(1)	(3)	—
Total direct	(24)	(16)	(23)	(26)	(46)	(30)	(35)	(17)
Indirect one-way	(1)	(1)	(1)	(1)	(4)	(1)	(1)	(2)
Indirect two-way	(1)	(1)	(1)	(1)	1	(1)	(1)	(16)
Total indirect	(2)	(2)	(2)	(2)	(3)	(2)	(2)	(18)
Total net change	(26)	(18)	(25)	(28)	(49)	(32)	(37)	(35)
Ending units in service
Direct one-way	1,116	1,141	1,157	1,179	1,200	1,246	1,275	1,307
Direct two-way	64	63	63	64	69	69	70	73
Total direct	1,180	1,204	1,220	1,243	1,269	1,315	1,345	1,380
Indirect one-way	25	27	28	29	30	34	35	36
Indirect two-way	25	25	26	27	28	27	28	29
Total indirect	50	52	54	56	58	61	63	65
Total ending units in service	1,230	1,256	1,274	1,299	1,327	1,376	1,408	1,445

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(Unaudited)

	For the three months ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Paging ARPU
Direct one-way	$7.45	$7.45	$7.48	$7.48	$7.59	$7.60	$7.64	$7.67
Direct two-way	17.69	17.95	18.17	18.21	18.91	19.43	19.93	19.95
Total direct	7.99	8.00	8.05	8.06	8.19	8.23	8.29	8.33
Indirect one-way	8.08	8.13	8.24	8.18	8.22	8.68	8.90	8.97
Indirect two-way	3.93	4.06	4.31	4.45	4.32	3.97	3.97	3.89
Total indirect	6.01	6.12	6.32	6.39	6.37	6.47	6.57	6.31
Total one-way	7.46	7.46	7.50	7.50	7.60	7.63	7.68	7.71
Total two-way	13.72	13.87	14.10	14.22	14.70	14.90	15.20	14.4
Total paging ARPU	$7.91	$7.92	$7.97	$7.98	$8.11	$8.15	$8.22	$8.22
Gross disconnect rate (b)
Direct one-way	(4.3)%	(4.1)%	(5.5)%	(5.7)%	(6.4)%	(4.7)%	(5.6)%	(5.0)%
Direct two-way	(5.4)%	(4.5)%	(7.3)%	(10.5)%	(5.6)%	(6.4)%	(7.9)%	(6.7)%
Total direct	(4.4)%	(4.1)%	(5.4)%	(6.0)%	(6.4)%	(4.8)%	(5.7)%	(5.1)%
Indirect one-way	(6.7)%	(6.5)%	(6.4)%	(6.8)%	(8.2)%	(6.1)%	(6.3)%	(7.4)%
Indirect two-way	(4.4)%	(2.3)%	(1.9)%	(2.7)%	(2.3)%	(5.7)%	(4.8)%	(34.)%
Total indirect	(5.5)%	(4.4)%	(4.2)%	(4.8)%	(5.5)%	(5.9)%	(5.6)%	(22.3)%
Total one-way	(4.4)%	(4.2)%	(5.3)%	(5.8)%	(6.5)%	(4.8)%	(5.6)%	(5.1)%
Total two-way	(5.1)%	(3.9)%	(5.7)%	(8.3)%	(4.7)%	(6.2)%	(7.0)%	(17.3)%
Total paging gross disconnect rate	(4.4)%	(4.1)%	(5.3)%	(5.9)%	(6.3)%	(4.9)%	(5.7)%	(6.1)%
Net loss rate (c)
Direct one-way	(2.1)%	(1.4)%	(1.8)%	(1.9)%	(3.7)%	(2.1)%	(2.5)%	(1.3)%
Direct two-way	(0.9)%	(0.1)%	(3.0)%	(4.5)%	(0.6)%	(2.2)%	(3.6)%	(0.4)%
Total direct	(2.0)%	(1.4)%	(1.9)%	(2.0)%	(3.5)%	(2.1)%	(2.5)%	(1.3)%
Indirect one-way	(4.0)%	(4.3)%	(4.1)%	(4.8)%	(6.3)%	(3.9)%	(3.3)%	(4.7)%
Indirect two-way	(3.6)%	(2.0)%	(1.5)%	(2.2)%	(1.9)%	(4.9)%	(4.1)%	(33.7)%
Total indirect	(3.8)%	(3.1)%	(2.8)%	(3.5)%	(4.2)%	(4.4)%	(3.6)%	(21.)%
Total one-way	(2.1)%	(1.5)%	(1.9)%	(2.0)%	(3.7)%	(2.2)%	(2.5)%	(1.4)%
Total two-way	(1.7)%	(0.6)%	(2.5)%	(3.8)%	(1.0)%	(3.0)%	(3.8)%	(13.3)%
Total paging net loss rate	(2.1)%	(1.4)%	(1.9)%	(2.1)%	(3.5)%	(2.2)%	(2.6)%	(2.4)%

(a) Slight variations in totals are due to rounding.
(b) Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(Unaudited)

	For the three months ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Gross placement rate (b)
Healthcare	2.6%	3.0%	3.8%	4.5%	3.1%	2.9%	3.3%	4.5%
Government	1.0%	1.2%	1.5%	2.6%	1.9%	1.5%	1.7%	2.3%
Large enterprise	2.1%	2.3%	2.7%	2.0%	2.9%	3.0%	4.3%	2.4%
Other	1.6%	2.1%	4.3%	2.2%	2.1%	1.7%	2. %	1.5%
Total direct	2.3%	2.8%	3.5%	4.0%	2.9%	2.7%	3.1%	3.8%
Total indirect	1.7%	1.3%	1.4%	1.3%	1.2%	1.5%	1.9%	1.4%
Total	2.3%	2.7%	3.4%	3.9%	2.8%	2.7%	3.1%	3.7%
Gross disconnect rate (b)
Healthcare	(3.9)%	(3.8)%	(5.1)%	(5.3)%	(6.5)%	(4.5)%	(5.2)%	(4.4)%
Government	(5.0)%	(4.7)%	(7.5)%	(7.6)%	(5.6)%	(4.7)%	(7.9)%	(7.1)%
Large enterprise	(5.7)%	(4.7)%	(4.8)%	(8.9)%	(5.4)%	(6.4)%	(6.0)%	(6.7)%
Other	(7.1)%	(6.4)%	(6.9)%	(7.7)%	(6.5)%	(6.5)%	(6.5)%	(7.4)%
Total direct	(4.3)%	(4.1)%	(5.4)%	(6.0)%	(6.4)%	(4.8)%	(5.7)%	(5.1)%
Total indirect	(5.5)%	(4.4)%	(4.2)%	(4.8)%	(5.5)%	(5.9)%	(5.6)%	(22.3)%
Total	(4.4)%	(4.1)%	(5.3)%	(5.9)%	(6.3)%	(4.9)%	(5.7)%	(6.1)%
Net loss rate (b)
Healthcare	(1.3)%	(0.7)%	(1.3)%	(0.8)%	(3.5)%	(1.5)%	(2.0)%	—%
Government	(4.0)%	(3.5)%	(6.0)%	(5.0)%	(3.6)%	(3.2)%	(6.3)%	(4.6)%
Large enterprise	(3.6)%	(2.4)%	(2.1)%	(6.9)%	(2.5)%	(3.3)%	(1.6)%	(4.2)%
Other	(5.5)%	(4.4)%	(2.5)%	(5.5)%	(4.4)%	(4.8)%	(4.5)%	(5.9)%
Total direct	(2.0)%	(1.4)%	(1.9)%	(2.0)%	(3.5)%	(2.1)%	(2.5)%	(1.3)%
Total indirect	(3.8)%	(3.1)%	(2.8)%	(3.5)%	(4.2)%	(4.4)%	(3.6)%	(21.)%
Total	(2.1)%	(1.4)%	(1.9)%	(2.1)%	(3.5)%	(2.2)%	(2.6)%	(2.4)%
End of period units in service % of total (b)
Healthcare	74.7%	74.1%	73.6%	73.0%	72. %	71.9%	71.4%	70.9%
Government	7.7%	7.8%	7.9%	8.3%	8.6%	8.6%	8.8%	9.1%
Large enterprise	7.6%	7.7%	7.8%	7.8%	8.2%	8.1%	8.2%	8.1%
Other	6.0%	6.2%	6.4%	6.6%	6.8%	7.0%	7.1%	7.3%
Total direct	95.9%	95.8%	95.7%	95.7%	95.6%	95.6%	95.5%	95.4%
Total indirect	4.1%	4.2%	4.3%	4.3%	4.4%	4.4%	4.5%	4.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100%

(a) Slight variations in totals are due to rounding.
(b) Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION - DIRECT PAGING UNITS IN SERVICE AND
CELLULAR ACTIVATIONS (a)
(Unaudited)

	For the three months ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Account size ending units in service (000's)
1 to 3 units	33	35	37	39	41	43	45	47
4 to 10 units	20	21	22	23	24	25	26	28
11 to 50 units	49	51	53	56	57	61	64	67
51 to 100 units	32	34	36	38	41	42	43	45
101 to 1,000 units	252	262	267	275	282	287	293	305
>1,000 units	794	801	805	812	824	857	874	888
Total	1,180	1,204	1,220	1,243	1,269	1,315	1,345	1,380
End of period units in service % of total direct
1 to 3 units	2.8%	2.9%	3.0%	3.1%	3.2%	3.2%	3.3%	3.4%
4 to 10 units	1.7%	1.7%	1.8%	1.8%	1.9%	1.9%	2.0%	2.0%
11 to 50 units	4.2%	4.2%	4.3%	4.5%	4.5%	4.6%	4.8%	4.8%
51 to 100 units	2.7%	2.8%	3.0%	3.1%	3.2%	3.2%	3.2%	3.2%
101 to 1,000 units	21.4%	21.8%	21.9%	22.1%	22.3%	21.9%	21.8%	22.1%
>1,000 units	67.2%	66.6%	66.0%	65.4%	64.9%	65.2%	64.9%	64.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size net loss rate
1 to 3 units	(6.2)%	(4.4)%	(4.8)%	(4.1)%	(4.9)%	(4.4)%	(4.6)%	(5.1)%
4 to 10 units	(6.2)%	(5.5)%	(4.0)%	(5.4)%	(4.1)%	(3.8)%	(5.3)%	(5.3)%
11 to 50 units	(4.6)%	(3.8)%	(5.2)%	(3.2)%	(5.3)%	(4.4)%	(3.9)%	(6.4)%
51 to 100 units	(4.1)%	(5.4)%	(5.2)%	(8.7)%	(1.2)%	(3.5)%	(2.8)%	(5.3)%
101 to 1,000 units	(3.9)%	(2.0)%	(2.9)%	(2.5)%	(1.7)%	(1.7)%	(4.0)%	(5.0)%
>1,000 units	(0.8)%	(0.5)%	(1.0)%	(1.2)%	(4.0)%	(1.8)%	(1.7)%	1.1%
Total	(2.0)%	(1.4)%	(1.9)%	(2.0)%	(3.5)%	(2.1)%	(2.5)%	(1.3)%
Account size ARPU
1 to 3 units	$14.52	$14.53	$14.65	$14.86	$14.96	$14.98	$15.13	$15.12
4 to 10 units	14.07	14.09	14.04	14.12	14.22	14.29	14.38	14.29
11 to 50 units	12.02	12.00	11.95	12.00	12.07	11.96	12.06	11.96
51 to 100 units	10.26	10.15	10.16	10.18	10.27	10.34	10.66	10.42
101 to 1,000 units	8.81	8.79	8.69	8.58	8.76	8.89	8.85	8.84
>1,000 units	6.95	6.93	6.99	7.00	7.11	7.11	7.17	7.19
Total	$7.99	$8.00	$8.05	$8.06	$8.19	$8.23	$8.29	$8.33
Cellular:
Number of activations	92	264	2,198	1,679	281	690	970	799
Revenue from cellular services (000's)	$40	$77	$395	$278	$108	$129	$235	$163

(a) Slight variations in totals are due to rounding.